EXHIBIT 10.6

HORMEL FOODS CORPORATION

SUPPLEMENTAL RETIREMENT BENEFITS PLAN

FOR THE BENEFIT OF JOEL W. JOHNSON

(1999 Restatement)

First Established on September 18, 1995

and
As Amended and Restated Effective October 1, 1999

HORMEL FOODS CORPORATION
SUPPLEMENTAL RETIREMENT BENEFITS PLAN
FOR THE BENEFIT OF JOEL W. JOHNSON
(1999 Restatement)

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS

SECTION 2.	BENEFITS PAYABLE

	2.1.	Benefit for the Employee
2.1.1. Amount of Benefit
2.1.2. Form of Benefit
2.1.3. Election of Lump Sum Payment
	2.2.	Code § 162(m) Delay
	2.3.	Benefit for Survivors
2.3.1. Amount of Benefit
2.3.2. Form of Benefit
2.3.3. Commutation

SECTION 3.	FUNDING

	3.1.	Unfunded Obligation
	3.2.	Hedging Investments
	3.3.	Consensual Creditor

SECTION 4.	GENERAL MATTERS

	4.1.	Amendments and Termination
	4.2.	ERISA Administrator
	4.3.	Service of Process
	4.4.	Limited Benefits
	4.5.	Spendthrift Provision
	4.6.	Administrative Determinations
	4.7.	Rules and Regulations
	4.8.	Certifications
	4.9.	Errors in Computations

SECTION 5.	FORFEITURE OF BENEFITS

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SECTION 6.	CLAIMS PROCEDURE

	6.1.	Original Claim
	6.2.	Claims Review Procedure
	6.3.	General Rules

SECTION 7.	CONSTRUCTION

	7.1.	ERISA Status
	7.2.	IRC Status
	7.3.	Effect on Other Plans
	7.4.	Document Construction
	7.5.	References to Laws
	7.6.	Effect on Employment
	7.7.	Choice of Law

SIGNATURE

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HORMEL FOODS CORPORATION
SUPPLEMENTAL RETIREMENT BENEFITS PLAN
FOR THE BENEFIT OF JOEL W. JOHNSON
(1999 Restatement)

Hormel Foods Corporation, a Delaware corporation, heretofore established an unfunded, supplemental, nonqualified plan of deferred compensation (the “SERP”) for the benefit of Joel W. Johnson, the President and Chief Executive Officer of Hormel Foods Corporation.  Hormel Foods Corporation has reserved the power to amend the SERP from time to time.  Hormel Foods Corporation now desires to exercise that power of amendment by the adoption of this restatement of the SERP effective October 1, 1999.

SECTION 1

DEFINITIONS

The term “Deemed Service” shall mean a number of years of service to be credited under this SERP (and subject to all the conditions of this SERP) based on the date of the Employee’s Termination of Employment or death as if the years had in fact been served with Employer according to the following table:

If the Employee’s Termination of Employment or death occurs:	DEATH For the purpose of computing the benefit (if any) under § 2.3 and §7.3, his Deemed Service shall be:	INVOLUNTARY If his Termination of Employment is an Involuntary Termination, for the purpose of computing the benefit(if any) under § 2.1 and § 7.3, his Deemed Service shall be:	VOLUNTARY If his Termination of Employment is a Voluntary Termination, for the purpose of computing the benefit (if any) under § 2.1 and § 7.3, his Deemed Service shall be:
Before 7/14/2003	14 years	14 years	0 years
After 7/13/2003 but before 7/14/2004	14 years	14 years	14 years
After 7/13/2004 but before 7/14/2005	17 years	17 years	17 years
After 7/13/2005	24 years	24 years	24 years

The term “Employee” shall mean and refer to Joel W. Johnson, a resident of the state of Minnesota.

The term “Employer” shall mean and refer to HORMEL FOODS CORPORATION, a Delaware corporation.

The term “Excess Plan” shall mean and refer to the nonqualified pension benefit plan known as the  HORMEL FOODS CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as it exists from time to time.

The term “Involuntary Termination” shall mean any Termination of Employment that is required by the Employer.

The term “Other Plan Benefits” shall mean the benefits paid or payable to or with respect to the Employee from other qualified and nonqualified retirement plans of prior employers to the extent that the Employer determines that such other benefits are attributable to employer (rather than Employee) contributions.  To the extent that such other benefit is paid or payable in a form or at a time other than the form and time that the benefit is payable under this SERP, the Employer in its discretion shall, applying factors, methods and assumptions determined by it to be consistent with those then in effect under the Pension Plan, convert that other benefit to a form and time that is consistent with the form and time of benefit payable under this SERP.

The term “Pension Plan” shall mean and refer to the tax-qualified defined benefit pension plan known as the HORMEL FOODS CORPORATION SALARIED EMPLOYEES’ PENSION PLAN, as it exists from time to time.

The term “SERP” shall mean and refer to the unfunded, supplemental, nonqualified, plan of deferred compensation for the benefit of Employee established and maintained under this document and, when the context so requires, shall refer to this document as it may be amended from time to time.

The term “Voluntary Termination” shall mean any Termination of Employment that is not an Involuntary Termination.

Words and phrases used in this SERP with initial capital letters, which are defined in the Pension Plan documents and which are not separately defined in this SERP, shall have the same meaning ascribed to them in the Pension Plan documents.

This SERP supersedes and replaces all prior agreements, if any, between the Employer and the Employee regarding the matters specified herein.  This restatement of the SERP supersedes and replaces the prior SERP which was adopted on September 18, 1995.

SECTION 2

BENEFITS PAYABLE

2.1.                              Benefit for the Employee.

2.1.1.                     Amount of Benefit.  Upon the Employee’s Termination of Employment with the Employer, the Employer shall pay to the Employee the excess, if any, of:

(a)                                  the amount that would have been payable to the Employee under the Pension Plan and the Excess Plan if such benefit had been determined:

(i)	without regard to the benefit limitations under section 415 of the Code, and

(ii)	without regard to the compensation limitation of section 401(a)(17) of the Code, and

(iii)	assuming that the Employee’s actual Benefit Service and Vesting Service were each respectively increased by the amount of the Employee’s Deemed Service; over

(b)                                 the amount actually paid from the Pension Plan and the Excess Plan and as Other Plan Benefits.

2.1.2.                     Form of Benefit.  Unless a lump sum form of payment has been elected pursuant to Section 2.1.3, this benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be defined as a benefit payable to the Employee in the same manner, at the same time, for the same duration and in the same form as if such benefit had been paid directly from the Pension Plan.  For this purpose, all elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the Pension Plan shall, to the extent practicable, be given effect under this SERP so that the Employee would receive from a combination of the Pension Plan, the Excess Plan and this SERP  the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the Pension Plan if this benefit and the Excess Plan benefit had been paid from the Pension Plan.

2.1.3.                     Election of Lump Sum Payment.  At any time and from time to time, the Employee may file with the Employer an election to receive any benefit due to the Employee under this SERP either in the form prescribed in Section 2.1.2 or in an actuarially equivalent single lump sum cash payment within the thirty (30) days following the earliest date on which such benefit would otherwise be payable under Section 2.1.  The single lump sum shall be calculated by reference to interest and mortality factors then in effect under the Excess Plan. Each such election shall supercede all prior elections.  Notwithstanding the foregoing, any election shall be disregarded as if it had never been filed (and any prior effective election shall be given effect) unless the election:

(a)                                  was filed with the Employer at least one (1) year before the Termination of Employment, and

(b)                                 was filed with the Employer at least one (1) year after any other prior election was filed with the Employer.

Each such election shall be made in writing upon forms furnished by the Employer and shall conform to such other procedural and substantive rules as the Employer shall establish.

If the Employee shall have effectively elected the single lump sum form of payment and dies after Termination of Employment but before the single lump sum is paid, that single lump sum shall be paid to the personal representative of the Employee’s estate.  If the Employee has had a Termination of Employment and dies before the receipt of annuity benefits which should have been paid under the terms of this SERP between his Termination of Employment and his death, such annuity benefits shall be payable to the personal representative of the Employee’s estate.

2.2.                              Code § 162(m) Delay.  If the Employer determines that delaying the time when the initial payments are to be made or commenced to the Employee would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Employer may unilaterally delay the time for the making or commencement of payments for not more than twelve (12) months after the date such payments would otherwise be payable.

2.3.                              Benefit for Survivors.

2.3.1.                     Amount of Benefit.  Upon the death of the Employee, the Employer shall pay to the surviving spouse or other joint or contingent annuitant or beneficiary of the Employee the excess, if any, of:

(a)                                  the amount that would have been payable to the surviving spouse or other joint or contingent annuitant or beneficiary under the Pension Plan and the Excess Plan if such benefit had been determined:

(i)	without regard to the benefit limitations under section 415 of the Code, and

(ii)	without regard to the compensation limitation of section 401(a)(17) of the Code, and

(iii)	assuming that the Employee’s actual Benefit Service and Vesting Service were each respectively increased by the amount of the Employee’s Deemed Service; over

(b)                                 the amount actually paid from the Pension Plan and the Excess Plan and as Other Plan Benefits.

No benefit shall be due under this SERP to any surviving spouse or other joint or contingent annuitant or beneficiary of the Employee if a single lump sum has been paid (or is payable) to the Employee or the personal representative of the Employee’s estate pursuant to Section 2.1.

2.3.2.                     Form of Benefit.  This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be defined as a benefit payable to the surviving spouse or other joint or contingent annuitant or beneficiary in the same manner, at the same time, for the same duration and in the same form as if such benefit had been paid directly from the Pension Plan.  For this purpose, all elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the Pension Plan shall, to the extent practicable, be given effect under this SERP so that the surviving spouse or other joint or contingent annuitant or beneficiary would receive from a combination of the Pension Plan, the Excess Plan and this SERP  the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the Pension Plan if this benefit and the Excess Plan benefit had been paid from the Pension Plan.

2.3.3.                     Commutation.  Notwithstanding the foregoing, the benefit described in Section 2.3.1 shall, without any further elections, consents or notices, be commuted to and paid in an actuarially equivalent single lump sum cash payment within the thirty (30) days following the earliest date on which such benefit would otherwise be payable under Section 2.3.  The single lump sum shall be calculated by reference to interest and mortality factors then in effect under the Excess Plan.

SECTION 3

FUNDING

3.1.                              Unfunded Obligation.  The obligation of the Employer to make payments under this SERP constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments.  The Employee shall have no lien, prior claim or other security interest in any property of any Employer.  If a fund is established by the Employer in connection with this SERP, the property therein shall remain the sole and exclusive property of the Employer.  The Employer will pay the cost of this SERP out of its general assets.

3.2.                              Hedging Investments.  If the Employer elects to finance all or a portion of its costs in connection with this SERP through the purchase of life insurance or other investments, the Employee agrees, as a condition of participation in this SERP, to cooperate with the Employer in the purchase of such investment to any extent reasonably required by the Employer and relinquishes any claim he may have either for himself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment.  If the Employee fails or refuses to cooperate, then notwithstanding any other provision of this SERP the Employer may immediately and irrevocably terminate and forfeit all benefits payable to or with respect to the Employee under this SERP.

3.3.                              Consensual Creditor.  Neither the Employer’s officers nor any member of its Board in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to the Employee.  The Employee entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments as an unsecured, general creditor.  After benefits shall have been paid to or with respect to the Employee and such payment purports to cover in full the benefit hereunder, the Employee shall have no further right or interest in the other assets of the Employer in connection with this SERP.  Neither the Employer nor any of its officers nor any member of its Boards of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this SERP by reason of the insolvency of the Employer.

SECTION 4

GENERAL MATTERS

4.1.                              Amendments and Termination.  This SERP may be amended by action of the Employer’s Board of Directors without the consent of the Employee in whole or in part, from time to time and at any time; provided, however, that no amendment (including termination) of this SERP shall be effective as to the Employee to the extent the amendment would have the effect of diminishing the benefits payable to or with respect to the Employee under this SERP (whether benefits earned in the past or to be earned in the future) or the procedural rights of the Employee under this SERP unless the Employee has consented to such amendment in writing.

4.2.                              ERISA Administrator.  The Employer shall be the plan administrator of this SERP.

4.3.                              Service of Process.  In the absence of any designation to the contrary by the Employer, the Secretary of the Employer is designated as the appropriate and exclusive agent for the receipt of service of process in any legal proceeding, including arbitration, involving this SERP.

4.4.                              Limited Benefits.  This SERP shall not provide any benefits determined with respect to any defined contribution plan.

4.5.                              Spendthrift Provision.  Neither the Employee nor any other person shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this SERP before its actual payment to such person.  The Employer shall not recognize any such effort to convey any interest under this SERP.  No benefit payable under this SERP shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.  This section shall not prevent the Employer from observing the terms of a qualified domestic relations order as provided in section 206(d) of ERISA.

4.6.                              Administrative Determinations.  The Employer shall make such determinations as may be required from time to time in the administration of this SERP.  The Employer shall have the discretionary authority and responsibility to interpret and construe this SERP and to determine all factual and legal questions under this SERP, including but not limited to the entitlement of the Employee to a benefit, and the amounts of their respective interests.  Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

4.7.                              Rules and Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Employer.

4.8.                              Certifications.  Information to be supplied or written notices to be made or consents to be given by the Employer pursuant to any provision of this SERP may be signed in the name of the Employer by any officer who has been authorized to make such certification or to give such notices or consents.

4.9.                              Errors in Computations.  The Employer shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to the Employee resulting from any misstatement of fact made by the Employee or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Employer, and used by the Employer in determining the benefit.  The Employer shall not be obligated or required to increase the benefit payable to or with respect to the Employee which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Employee.  However, the benefit of the Employee which is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

SECTION 5

FORFEITURE OF BENEFITS

All unpaid benefits under this SERP, shall be permanently forfeited upon the determination by the Board of the Employer that the Employee, either before or after Termination of Employment:

(a)                                  engaged in a criminal or fraudulent conduct resulting in harm to the Employer or an affiliate of the Employer; or

(b)                                 divulged any confidential information or trade secrets of the Employer or an affiliate of the Employer; or

(c)                                  provided the Employer or an affiliate of the Employer with false reports concerning his business interests or employment; or

(d)                                 made false representations which are relied upon by the Employer or an affiliate of the Employer in furnishing information to an affiliate, partner, auditor or any regulatory or governmental agency; or

(e)                                  maintained an undisclosed, unauthorized conflict of interest in the discharge of the duties owed by him to the Employer or an affiliate of the Employer; or

(f)                                    engaged in reckless or grossly negligent activity toward the Employer or an affiliate of the Employer which is admitted or judicially proven and which results in harm to the Employer or an affiliate of the Employer; or

(g)                                 engaged during his employment or within two (2) years after his Termination of Employment in any employment or self-employment with a competitor of the Employer within the geographical area which is then served by the Employer.

SECTION 6

CLAIMS PROCEDURE

The claims procedure set forth in this section shall be the exclusive procedure for the disposition of claims for benefits arising under this SERP.  Without limiting the generality of the following, an application for benefits and any objection to a forfeiture shall be processed as a claim for the purposes of this section.

6.1.                              Original Claim.  Any person may, if he so desires, file with the Board of the Employer a written claim for benefits under this SERP.  Within ninety (90) days after the filing of such a claim, the Board shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim.  If the claim is denied in whole or in part, the Board shall state in writing:

(a)                                  the specific reasons for the denial;

(b)                                 the specific references to the pertinent provisions of this SERP on which the denial is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)                                 an explanation of the claims review procedure set forth in this section.

6.2.                              Claims Review Procedure.  Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Board a written request for a review and may, in conjunction therewith, submit written issues and comments.  Within sixty (60) days after the filing of such a request for review, the Board shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

6.3.                              General Rules.

(a)                                  No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure.  The Board may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Board upon request.

(b)                                 All decision on claims and on requests for a review of denied claims shall be made by the Board.

(c)                                  The Board may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)                                 Claimants may be represented by a lawyer or other representative (at their own expense), but the Board reserves the right to require the claimant to furnish written authorization.  A claimant’s representative shall be entitled to receive copies of notices sent to the claimant.

(e)                                  The decision of the Board on a claim and on a request for a review of a denied claim shall be served on the claimant in writing.  If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)                                    Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant’s representative shall have a reasonable opportunity to review a copy of this SERP and all other pertinent documents in the possession of the Employer.

(g)                                 The Board may permanently or temporarily delegate all or a portion of its authority and responsibility under this Section 6 to a committee or individual.

SECTION 7

CONSTRUCTION

7.1.                              ERISA Status.  This SERP is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA.  Each provision shall be interpreted and administered accordingly.

7.2.                              IRC Status.  This SERP is intended to be a nonqualified deferred compensation arrangement.  The rules of section 401(a) et. seq. of the Code shall not apply to this SERP.  The rules of section 3121(v)(2) and section 3306(r)(2) of the Code shall apply to this SERP.

7.3.                              Effect on Other Plans.  This SERP shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Pension Plan, the Excess Plan or any other plan.  It is specifically contemplated that the Pension Plan and the Excess Plan will, from time to time, be amended and possibly terminated.  All such amendments and termination shall be given effect under this SERP (it being expressly intended that this SERP shall not lock in the benefit structures of the Pension Plan or the Excess Plan as they exist at the execution of this SERP or upon the commencement of participation, or commencement of benefits by the Employee).

(a)                                  Survivor Income Benefits.  Notwithstanding the foregoing, for the purposes of the Hormel Survivor Income Plan for Executives, the Employee shall be considered a retiree upon his Termination of Employment:

(i)	at or after he attains age sixty (60) years, or

(ii)	at any earlier age if his Termination of Employment is an Involuntary Termination.

(b)                                 Retiree Health Benefits.  Notwithstanding the foregoing, for the purposes of receiving whatever retiree health benefits, if any, are then provided generally to employees of the Employer then retiring who have years of service equal to the Employee’s Benefit Service (including Deemed Service) under this SERP, the Employee:

(i)	shall be deemed to have Benefit Service that includes the Deemed Service at his Termination of Employment, and

(ii)	shall be considered a retiree upon his Termination of Employment:

(A)                              at or after he attains age sixty (60) years, or

(B)                                at any earlier age if his Termination of Employment is an Involuntary Termination.

The Employer shall provide such retiree medical benefits:  (i) under the regular health programs of the Employer to the extent that the Employer determines that such benefits can be conferred without adverse effect on the regulatory or tax treatment intended for those plans and programs, or (ii) under other arrangements selected by the Employer which, in the judgment of the Employer, provide comparable benefits.  The Employer shall also pay to the Employee an amount equal to the tax–affected cost of the Employee’s share of any premium for retiree medical benefits.

(c)                                  Survivor Health Benefits.  Notwithstanding the foregoing, for the purposes of receiving whatever health benefits, if any, are then provided generally to the surviving spouse and dependents of an employee who has years of service equal to the Employee’s Benefit Service (including Deemed Service) under this SERP, the Employee shall be deemed to have Benefit Service that includes the Deemed Service at his death.

The Employer shall provide such surviving spouse and dependent medical benefits:  (i) under the regular health programs of the Employer to the extent that the Employer determines that such benefits can be conferred without adverse effect on the regulatory or tax treatment intended for those plans and programs, or (ii) under other arrangements selected by the Employer which, in the judgment of the Employer, provide comparable benefits.  The Employer shall also pay to the surviving spouse or dependent an amount equal to the tax–affected cost of the surviving spouse’s or dependent’s share of any premium for medical benefits.

7.4.                              Document Construction.  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire SERP and not to any particular paragraph or Section of this SERP unless the context clearly indicates to the contrary.  The titles given to the various Sections of this SERP are inserted for convenience of reference only and are not part of this SERP, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

7.5.                              References to Laws.  Any reference in this SERP to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

7.6.                              Effect on Employment.  Neither the terms of this SERP nor the benefits hereunder nor the continuance thereof shall be a term of the employment of the Employee.  The terms of this SERP shall not give the Employee the right to be retained in the employment of the Employer.

7.7.                              Choice of Law.  This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

THIS SERP DOCUMENT, Having been previously approved by the Board of Directors of the Employer, is hereby executed on behalf of the Employer and is hereby agreed to by the Employee this 27th day of March, 2000.

HORMEL FOODS CORPORATION

By	/s/ WILLIAM S. DAVILA

	Its	Board Compensation

Committee Member